                                                             Exhibit 10.1.2




                                    FORM OF

                           THIRD AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP


                                       OF


                           SIMON PROPERTY GROUP, L.P

                               TABLE OF CONTENTS

                                                                                                                      Page
                                                                                                                      ----
ARTICLE I        Definitions; Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
         1.1     Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
         1.2     Exhibit, Etc.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20

ARTICLE II       Continuation of Partnership  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
         2.1     Continuation.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
         2.2     Name.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
         2.3     Character of the Business. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
         2.4     Location of the Principal Place of Business. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
         2.5     Registered Agent and Registered Office.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23

ARTICLE III      Term . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
         3.1     Commencement.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
         3.2     Dissolution.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23

ARTICLE IV       Contributions to Capital . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
         4.1     Additional Funds.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
         4.2     No Obligation to Make Further Capital Contributions; No Third Party Beneficiary. . . . . . . . . . .   29
         4.3     No Interest; No Return.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
         4.4     Capital Accounts.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30

ARTICLE V        Representations and Warranties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
         5.1     Representations and Warranties by the General Partner. . . . . . . . . . . . . . . . . . . . . . . .   33
         5.2     Representations and Warranties by the Limited Partner.   . . . . . . . . . . . . . . . . . . . . . .   34

ARTICLE VI       Allocations, Distributions and Other Tax and Accounting Matters  . . . . . . . . . . . . . . . . . .   35
         6.1     Allocations. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
         6.2     Distributions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   46
         6.3     Books of Account.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49
         6.4     Reports. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49
         6.5     Audits.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   51
         6.6     Tax Returns. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   51
         6.7     Tax Matters Partner.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   51
         6.8     Withholding. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   52

ARTICLE VII      Rights, Duties and Restrictions of the General Partner . . . . . . . . . . . . . . . . . . . . . . .   53
         7.1     Expenditures by Partnership  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   53

         7.2     Powers and Duties of General Partner . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   54
         7.3     Major Decisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   60
         7.4     General Partner and Limited Partner Participation  . . . . . . . . . . . . . . . . . . . . . . . . .   63
         7.5     Proscriptions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   64
         7.6     Title Holder.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   64
         7.7     Waiver and Indemnification.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   64
         7.8     Limitation of Liability of Directors, Shareholders and
                 Officers of the General Partner. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   66

ARTICLE VIII     Dissolution, Liquidation and Winding-Up  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   67
         8.1     Accounting . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   67
         8.2     Distribution on Dissolution  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   67
         8.3     Sale of Partnership Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   68
         8.4     Distributions in Kind. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   69
         8.5     Documentation of Liquidation.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   69
         8.6     Liability of the Liquidating Agent.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   69

ARTICLE IX       Transfer of Partnership Interests and Related Matters  . . . . . . . . . . . . . . . . . . . . . . .   70
         9.1     General Partner Transfers and Deemed Transfers . . . . . . . . . . . . . . . . . . . . . . . . . . .   70
         9.2     Limited Partner Transfers and Deemed Transfers . . . . . . . . . . . . . . . . . . . . . . . . . . .   71
         9.3     Issuance of Additional Partnership Units and Preferred Units.  . . . . . . . . . . . . . . . . . . .   72
         9.4     Restrictions on Transfer.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   72

ARTICLE X        Rights and Obligations of the Limited Partner  . . . . . . . . . . . . . . . . . . . . . . . . . . .   73
         10.1    No Participation in Management.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   73
         10.2    Bankruptcy of the Limited Partner  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   74
         10.3    No Withdrawal. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   74
         10.4    Guaranty and Indemnification Agreements. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   74

ARTICLE XI       General Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   76
         11.1    Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   76
         11.2    Successors.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   77
         11.3    Effect and Interpretation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   77
         11.4    Counterparts.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   77
         11.5    Partners Not Agents. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   77
         11.6    Entire Understanding; Etc.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   77
         11.7    Severability.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   77
         11.8    Trust Provision. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   78
         11.9    Pronouns and Headings. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   78
         11.10   Assurances.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   78

                           THIRD AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP

                                       OF

                           SIMON PROPERTY GROUP, L.P.


                 THIS THIRD AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP, dated as of ________________ ____, 1996, is made by and between SIMON DeBARTOLO GROUP, INC. (formerly known as Simon Property Group, Inc.), a Maryland corporation having an office at Merchant's Plaza, 115 West Washington Street, Indianapolis, Indiana 46204, as general partner (the "General Partner"), and SIMON-DeBARTOLO GROUP, L.P., a Delaware limited partnership having an office at ____________________________________________, as limited partner (the "Limited Partner").

                                  WITNESSETH :

                 WHEREAS, Simon Property Group, L.P., a Delaware Limited Partnership (the "Partnership"), was formed on November 19, 1993 as a partnership between M.S. Management Associates (Indiana), Inc. as general partner and LaGrange Simon, Inc. as limited partner, and a Certificate of Limited Partnership reflecting the foregoing was filed in the Office of the Secretary of State of the State of Delaware on November 19, 1993; and

                 WHEREAS, as of December 1, 1993, (i) certain persons (including the General Partner) made or agreed to make contributions to the Partnership in exchange for Partnership Units (as hereinafter defined) pursuant to Contribution Agreements dated as of December 1, 1993 and were admitted as Limited Partners,
(ii) M.S. Management Associates (Indiana), Inc. assigned its interest in the Partnership and ceased to be the general partner thereof, and (iii) the agreement of limited partnership of the Partnership was amended and restated; and

                 WHEREAS, on December 30, 1995, the Agreement of Limited Partnership of the Partnership was amended and restated by a second amendment and restatement thereof to provide for the creation of one or more classes or series of Preferred Units (as hereinafter defined) that may be issued to the General Partner under certain circumstances; and

                 WHEREAS, on the date hereof, pursuant to Contribution Agreements among the General Partner, the Limited Partner and the former limited partners of the Partnership, the General Partner and the former limited partners of the Partnership are contributing certain of their interests in the Partnership to the Limited Partner; and

                 WHEREAS, the parties hereto wish to provide for the further amendment and restatement of the Agreement of Limited Partnership of the Partnership to provide for the admission of the Limited Partner and the withdrawal of the former limited partners of the Partnership, and to make various other changes provided for below;

                 NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto, intending legally to be bound, hereby agree that the Agreement of Limited Partnership of the Partnership, as heretofore modified, amended and restated, is hereby superseded, amended and restated in its entirety to read as follows:

                                   ARTICLE I

                               Definitions; Etc.

                 1.1 Definitions. Except as otherwise herein expressly provided, the following terms and phrases shall have the meanings set forth below:

                 "Accountants" shall mean the firm or firms of independent certified public accountants selected by the General Partner from time to time on behalf of the Partnership to audit the books and records of the Partnership and to prepare statements and reports in connection therewith.

                 "Act" shall mean the Revised Uniform Limited Partnership Act as enacted in the State of Delaware, and as the same may hereafter be amended from time to time.

                 "Adjustment Date" shall have the meaning set forth in Section 4.1(b) hereof.

                 "Administrative Expenses" shall mean (i) all administrative and operating costs and expenses incurred by the Partnership, and (ii) those administrative costs and expenses and accounting and legal expenses incurred by the General Partner on behalf or for the benefit of the Partnership.

                 "Affiliate" shall mean, with respect to any Partner (or as to any other Person the affiliates of which are relevant for purposes of any of the provisions of this Agreement), (i) any member of the Immediate Family of such Partner or Person; (ii) any partner, trustee, beneficiary or shareholder of such Partner or Person; (iii) any legal representative, successor or assignee of such Partner or any Person referred to in the preceding clauses (i) and (ii); (iv) any trustee or trust for the benefit of such Partner or any Person referred to in the preceding clauses (i) through (iii); or (v) any entity which, directly or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such Partner or any Person referred to in the preceding clauses (i) through (iv).

                 "Affiliate Financing" shall mean financing or refinancing obtained from a Partner or an Affiliate of a Partner by the Partnership.

                 "Agreement" shall mean this Third Amended and Restated Agreement of Limited Partnership, as originally executed and as amended, modified, supplemented or restated from time to time, as the context requires.

                 "Bankruptcy" shall mean, with respect to any Partner, (i) the commencement by such Partner of any proceeding seeking relief under any provision or chapter of the federal Bankruptcy Code or any other federal or state law relating to insolvency, bankruptcy or reorganization, (ii) an adjudication that such Partner is insolvent or bankrupt; (iii) the entry of an order for relief under the federal Bankruptcy Code with respect to such Partner, (iv) the filing of any petition or the commencement of any case or proceeding against such Partner under the federal Bankruptcy Code unless such petition and the case or proceeding initiated thereby are dismissed within ninety (90) days from the date of such filing, (v) the filing of an answer by such Partner admitting the allegations of any such petition,
(vi) the appointment of a trustee, receiver or custodian for all or substantially all of the assets of such Partner unless such appointment is vacated or dismissed within ninety (90) days from the date of such appointment but not less than five (5) days before the proposed sale of any assets of such Partner, (vii) the execution by such Partner of a general assignment for the benefit of creditors, (viii) the convening by such Partner of a meeting of its creditors, or any class thereof, for purposes of effecting a moratorium upon or extension or composition of its debts, (ix) the failure of such Partner to pay its debts as they mature, (x) the levy, attachment, execution or other seizure of substantially all of the assets of such Partner where such seizure is not discharged within thirty (30) days thereafter, or (xi) the admission by such Partner in writing of its inability to pay its debts as they mature or that it is generally not paying its debts as they become due.

                 "Capital Account" shall have the meaning set forth in Section
4.4 hereof.

                 "Capital Contribution" shall mean, with respect to any Partner, the amount of money and the initial Gross Asset Value of any property other than money contributed to the Partnership with respect to the Partnership Units or Preferred Units held by such Partner (net of liabilities to which such property is subject).

                 "Certificate" shall mean the Certificate of Limited Partnership establishing the Partnership, as filed with the Office of the Delaware Secretary of State on November 19, 1993, as it heretofore has been amended and as it may be amended from time to time in accordance with the terms of this Agreement and the Act.

                 "Charter" shall mean the articles of incorporation of the General Partner and all amendments, supplements and restatements thereof.

                 "Closing Price" on any date shall mean the last sale price, regular way, of the Shares or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, of the Shares in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Shares are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Shares are listed or admitted to trading or, if the Shares are not listed or admitted to trading on any national securities exchange, the last quoted price, or if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System for the Shares or, if such system is no longer in use, the principal other automated quotations system that may then be in use or, if the Shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Shares selected from time to time by the Board of Directors of the General Partner.

                 "Code" shall mean the Internal Revenue Code of 1986, as amended, or any corresponding provisions of succeeding law.

                 "Contributed Funds" shall have the meaning set forth in
Section 4.1(b) hereof.

                 "Control" shall mean the ability, whether by the direct or indirect ownership of shares or other equity interests, by contract or otherwise, to elect a majority of the directors of a corporation, to select the managing partner of a partnership, or otherwise to select, or have the power to remove and then select, a majority of those Persons exercising governing authority over an Entity. In the case of a limited partnership, the sole general partner, all of the general partners to the extent each has equal management control and authority, or the managing general partner or managing general partners thereof shall be deemed to have Control of such partnership and, in the case of a trust, any trustee thereof or any Person having the right to select any such trustee shall be deemed to have Control of such trust.

                 "Current Per Share Market Price" on any date shall mean the average of the Closing Price for the five consecutive Trading Days ending on such date.

                 "DeBartolos" shall mean (i) the Estate of Edward J. DeBartolo,
(ii) Edward J. DeBartolo, Jr., Marie Denise DeBartolo York, members of the Immediate Family of either of the foregoing, any other members of the Immediate

Family of Edward J. DeBartolo, any other lineal descendants of any of the foregoing, and any trusts established for the benefit of any of the foregoing and (iii) The Edward J. DeBartolo Corporation and any other Entity Controlled by any one or more of the Persons listed or specified in clauses (i) and (ii) above.

                 "Deemed Partnership Unit Value" as of any date shall mean the Current Per Share Market Price as of the Trading Day immediately preceding such date; provided, however, that Deemed Partnership Unit Value shall be adjusted in the event of any stock dividend, stock split, stock distribution or similar transaction.

                 "Depreciation" shall mean for each Partnership Fiscal Year or other period an amount equal to the depreciation, amortization or other cost recovery deduction allowable under the Code with respect to a Partnership asset for such year or other period, except that if the Gross Asset Value of a Partnership asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis; provided, however, that if the federal income tax depreciation, amortization or other cost recovery deduction for such year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the General Partner.

                 "Development Land" shall mean any vacant land suitable for development as a Project.

                 "Directors" shall mean the Board of Directors of the General Partner.

                 "Effective Time" shall have the meaning set forth in the Agreement and Plan of Merger among the General Partner, the Limited Partner and Day Acquisition Corp. dated as of March 26, 1996 (the "Merger Agreement").

                 "Entity" shall mean any general partnership, limited partnership, limited liability company, corporation, joint venture, trust, business trust, cooperative or association.

                 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time (or any corresponding provisions of succeeding laws).

                 "GAAP" shall mean generally accepted accounting principles consistently applied.

                 "General Partner" shall mean Simon DeBartolo Group, Inc., a Maryland corporation, its duly admitted successors and assigns and any other Person who is a general partner of the Partnership at the time of reference thereto.

                 "Gross Asset Value" shall have the meaning set forth in
Section 4.4(b).

                 "Gross Income" shall mean the income of the Partnership determined pursuant to Section 61 of the Code before deduction of items of expense or deduction.

                 "Immediate Family" shall mean, with respect to any Person, such Person's spouse, parents, parents-in-law, descendants by blood or adoption, nephews, nieces, brothers, sisters, brothers-in-law, sisters-in-law and children-in-law (in each case by whole or half blood).

                 "Independent Directors" shall mean members of the Board of Directors of the General Partner who are not employed by or Affiliates of the Simons.

                 "Institutional Lender" shall mean a commercial bank or trust company, a savings and loan association or an insurance company.

                 "Lien" shall mean any liens, security interests, mortgages, deeds of trust, charges, claims, encumbrances, restrictions, pledges, options, rights of first offer or first refusal and any other rights or interests of others of any kind or nature, actual or contingent, or other similar encumbrances of any nature whatsoever.

                 "Limited Partner" shall mean Simon-DeBartolo Group, L.P., its permitted successors or assigns as limited partners hereof, and/or any Person who, at the time of reference thereto, is a limited partner of the Partnership.

                 "Limited Partner Liability" shall mean, with respect to each limited partner of the Limited Partner, each liability (or portion thereof) included in the basis of such limited partner (other than as an "excess nonrecourse liability" within the meaning of Regulations Section 1.752-3(a)(3)) for federal income tax purposes.

                 "Liquidating Agent" shall mean such individual or Entity as is selected as the Liquidating Agent hereunder by the General Partner, which individual or Entity may be the General Partner or an Affiliate of the General Partner, provided such Liquidating Agent agrees in writing to be bound by the terms of this Agreement. The Liquidating Agent shall be empowered to give and receive notices, reports and payments in connection with the dissolution, liquidation and/or winding-up of the Partnership and shall hold and exercise such other rights and powers as are necessary or required to permit all parties to deal with the Liquidating Agent in connection with the dissolution, liquidation and/or winding-up of the Partnership.

                 "Liquidation Transaction" shall mean any sale of assets of the Partnership in contemplation of, or in connection with, the liquidation of the Partnership.

                 "Losses" shall have the meaning set forth in Section 6.1(a) hereof.

                 "Major Decisions" shall have the meaning set forth in Section 7.3(b) hereof.

                 "Minimum Gain" shall have the meaning set forth in Section 6.1(d)(1) hereof.

                 "Minimum Gain Chargeback" shall have the meaning set forth in
Section 6.1(d)(1) hereof.

                 "Net Financing Proceeds" shall mean the cash proceeds received by the Partnership in connection with any borrowing by or on behalf of the Partnership (whether or not secured), or distributed to the Partnership in respect of any such borrowing by any Subsidiary Entity, after deduction of all costs and expenses incurred by the Partnership in connection with such borrowing, and after deduction of that portion of such proceeds used to repay any other indebtedness of the Partnership, or any interest or premium thereon.

                 "Net Operating Cash Flow" shall mean, with respect to any fiscal period of the Partnership, the aggregate amount of all cash received by the Partnership from any source for such fiscal period (including Net Sale Proceeds and Net Financing Proceeds but excluding Contributed Funds), less the aggregate amount of all expenses or other amounts paid with respect to such period and such additional cash reserves as of the last day of such period as the General Partner deems necessary for any capital or operating expenditure permitted hereunder.

                 "Net Sale Proceeds" shall mean the cash proceeds received by the Partnership in connection with a sale or other disposition of any asset by or on behalf of the Partnership or a sale or other disposition of any asset by or on behalf of any Subsidiary Entity, after deduction of any costs or expenses incurred by the Partnership, or payable specifically out of the proceeds of such sale or other disposition (including, without limitation, any repayment of any indebtedness required to be repaid as a result of such sale or other disposition or which the General Partner elects to repay out of the proceeds of such sale or other disposition, together with accrued interest and premium, if any, thereon and any sales commissions or other costs and expenses due and payable to any Person) in connection with a sale or other disposition.

                 "Nonrecourse Liabilities" shall have the meaning set forth in
Section 6.1(d)(1) hereof.

                 "Ownership Limit" shall have the meaning set forth in Article Ninth of the Charter of Simon DeBartolo Group, Inc.

                 "Partner Nonrecourse Debt" shall have the meaning set forth in
Section 6.1(d)(2) hereof.

                 "Partner Nonrecourse Debt Minimum Gain" shall have the meaning set forth in Section 6.1(d)(2) hereof.

                 "Partner Nonrecourse Deduction" shall have the meaning set forth in Section 6.1(d)(2) hereof.

                 "Partners" shall mean the General Partner, the Limited Partner, their duly admitted successors or assigns or any Person who is a partner of the Partnership at the time of reference thereto.

                 "Partnership" shall mean Simon Property Group, L.P., a Delaware limited partnership, as such limited partnership may from time to time be constituted.

                 "Partnership Fiscal Year" shall mean the calendar year.

                 "Partnership Interest" shall mean the interest of a Partner in the Partnership.

                 "Partnership Minimum Gain" shall have the meaning set forth in
Section 1.704-2(b)(2) of the Regulations.

                 "Partnership Record Date" shall mean the record date established by the General Partner for a distribution of Net Operating Cash Flow pursuant to Section 6.2 hereof, which record date shall be the same as the record date established by the General Partner for distribution to its shareholders of some or all of its share of such distribution.

                 "Partnership Units" or "Units" shall mean interests in the Partnership which entitle a Partner to the allocations (and each item thereof) specified in Section 6.1(b) hereof and all distributions from the Partnership, and its rights of management, consent, approval or participation as provided in this Agreement. Partnership Units or Units do not include Preferred Units. The number of Partnership Units held by each Partner at the date hereof is set forth opposite its name on attached Exhibit A.

                 "Percentage of Units" shall mean, with respect to any Partner, the number of Partnership Units held by such Partner as of a certain date divided by the total number of Partnership Units outstanding as of such date.

                 "Person" shall mean any individual or Entity.

                 "Pledge" shall mean the granting of a Lien on a Partnership Interest.

                 "Preferred Contributed Funds" shall mean proceeds of an issue of Preferred Shares contributed by the General Partner to the Partnership in exchange for Preferred Units.

                 "Preferred Distribution Requirement" shall have the meaning set forth in Section 4.1(c) hereof.

                 "Preferred Distribution Shortfall" shall have the meaning set forth in Section 6.2(b)(i) hereof.

                 "Preferred Redemption Amount" shall mean, with respect to any class or series of Preferred Units, the sum of (i) the amount of any accumulated Preferred Distribution Shortfall with respect to such class or series of Preferred Units, (ii) the current but unpaid Preferred Distribution Requirement with respect to such class or series of Preferred Units to the date of redemption and (iii) the Preferred Redemption Price indicated in the Preferred Unit Designation with respect to such class or series of Preferred Units.

                 "Preferred Redemption Price" shall have the meaning set forth in Section 4.1(c) hereof.

                 "Preferred Shares" shall mean any class of equity securities of the General Partner now or hereafter authorized or reclassified, other than the Shares or the Excess Stock (as defined in the Charter), having dividends rights that are superior or prior to dividends payable on the Shares.

                 "Preferred Unit Designation" shall have the meaning set forth in Section 4.1(c) hereof.

                 "Preferred Unit Issue Price" shall mean the amount of the Required Funds contributed or deemed to have been contributed by the General Partner in exchange for a Preferred Unit.

                 "Preferred Units" shall mean interests in the Partnership issued to the General Partner pursuant to Section 4.1(c) hereof. The holder of Preferred Units shall have such rights to the allocations of Profits and Losses as specified in Section 6.1 hereof and to distributions pursuant to Section 6.2 hereof, but shall not, by reason of ownership of such Preferred Units, be entitled to participate in the management of the Partnership or to consent to or approve any action which is required to be approved by the Act or this Agreement by any or all of the Partners.

                 "Profits" shall have the meaning set forth in Section 6.1(a) hereof.

                 "Project" shall mean any property that is or is planned to be used primarily for retail purposes, and shall include, but is not limited to, a regional mall, a community shopping center, a specialty retail center and a mixed-use property which contains a major retail component.

                 "Property or Properties" shall mean any Development Land or Project in which the Partnership acquires ownership of (a) the fee or leasehold interest or (b) an indirect fee or leasehold interest through an interest in any other Entity.

                 "Regulations" shall mean the final, temporary or proposed Income Tax Regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

                 "REIT" shall mean a real estate investment trust as defined in
Section 856 of the Code.

                 "REIT Expenses" shall mean (i) costs and expenses relating to the continuity of existence of the General Partner and the Limited Partner and their respective subsidiaries, including taxes, fees and assessments associated therewith, and any and all costs, expenses or fees payable to any director or trustee of the General Partner, the Limited Partner or such subsidiaries, (ii) costs and expenses relating to any offer or registration of securities by the General Partner or the Limited Partner and all statements, reports, fees and expenses incidental thereto, including underwriting discounts and selling commissions applicable to any such offer of securities (provided, however, that in the case of any registration of securities effectuated by the General Partner or the Limited Partner on behalf of one or more of its security holders, REIT Expenses shall not include underwriting discounts or selling commissions), (iii) costs and expenses associated with the preparation and filing of any periodic reports by the General Partner or the Limited Partner under federal, state or local laws or regulations, including tax returns and filings with the SEC and any stock exchanges on which the Shares are listed,
(iv) costs and expenses associated with compliance by the General Partner or the Limited Partner with laws, rules and regulations promulgated by any regulatory body, including the SEC, (v) costs and expenses associated with any 401(K) Plan, incentive plan, bonus plan or other plan providing for compensation for the employees of the General Partner, the Limited Partner or Simon Property Group

(Delaware), Inc., and (vi) all operating, administrative and other costs incurred by the General Partner or the Limited Partner (including attorney's and accountant's fees, income and franchise taxes and salaries paid to officers of the General Partner or the Limited Partner, but excluding costs of any repurchase by the General Partner of any of its securities); provided, however, that amounts described herein shall be considered REIT Expenses hereunder only if and to the extent during the fiscal year in question the aggregate amount of such expenses for such fiscal year and all prior fiscal years exceeds the aggregate of (a) all amounts distributed or distributable to the General Partner or the Limited Partner by any wholly-owned subsidiary thereof (including, without limitation, in the case of the General Partner, by Simon Property Group (Delaware), Inc.) and (b) all amounts theretofore paid to the General Partner or the Limited Partner pursuant to Section 7.1 hereof or
Section 7.1 of the limited partnership agreement of Simon-DeBartolo Group, L.P., as amended.

                 "REIT Requirements" shall mean all actions or omissions as may be necessary (including making appropriate distributions from time to time) to permit the General Partner and the Limited Partner to qualify or continue to qualify as a real estate investment trust within the meaning of Section 856 et seq. of the Code, as such provisions may be amended from time to time, or corresponding provisions of succeeding law.

                 "Related Issue" shall mean, with respect to a class or series of Preferred Units, the class or series of Preferred Shares the sale of which provided the General

Partner with the proceeds to contribute to the Partnership in exchange for such Preferred Units.

                 "Required Funds" shall have the meaning set forth in Section 4.1(a) hereof.

                 "SEC" shall mean the United States Securities and Exchange Commission.

                 "Securities Act" shall mean the Securities Act of 1933, as amended.

                 "Shares" shall mean the shares of Common Stock, par value $.0001 per share, of the General Partner.

                 "Simons" shall mean Melvin Simon, Herbert Simon and David Simon, other members of the Immediate Family of any of the foregoing, any other lineal descendants of any of the foregoing, any trusts established for the benefit of any of the foregoing, and any Entity Controlled by any of the foregoing.

                 "Subsidiary Entity" shall mean any Entity in which the Partnership owns a direct or indirect equity interest.

                 "Subsidiary Partnership" shall mean any partnership in which the Partnership owns a direct or indirect equity interest.

                 "Substituted Limited Partner" shall have the meaning set forth in the Act.

                 "Tax Matters Partner" shall have the meaning set forth in
Section 6.7 hereof.

                 "Third Party" or "Third Parties" shall mean a Person or Persons who is or are neither a Partner or Partners nor an Affiliate or Affiliates of a Partner or Partners.

                 "Third Party Financing" shall mean financing or refinancing obtained from a Third Party by the Partnership.

                 "Trading Day" shall mean a day on which the principal national securities exchange on which the Shares are listed or admitted to trading is open for the transaction of business or, if the Shares are not listed or admitted to trading on any national securities exchange, shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

                 "Transfer" means any assignment, sale, transfer, conveyance or other disposition or act of alienation (other than a Pledge), whether voluntary or involuntary, or by operation of law.

                 1.2 Exhibit, Etc. References in this Agreement to "Exhibit" are, unless otherwise specified, to one of the Exhibits attached to this Agreement, and references in this Agreement to an "Article" or a "Section" are, unless otherwise specified, to one of the Articles or Sections of this Agreement. Each Exhibit attached hereto and referred to herein is hereby incorporated herein by reference.

                                   ARTICLE II

                          Continuation of Partnership

                 2.1 Continuation. The parties hereto do hereby agree to continue the Partnership as a limited partnership pursuant to the provisions of the Act, and all other pertinent laws of the State of Delaware, for the purposes and upon the terms and conditions hereinafter set forth. The Partners of the Partnership shall consist of the General Partner and the Limited Partner with the respective Partnership Interests set forth on Exhibit A annexed hereto. The Partners agree that the rights and liabilities of the Partners shall be as provided in the Act except as otherwise herein expressly provided. Promptly upon the execution and delivery hereof, the General Partner shall cause each notice, instrument, document or certificate as may be required by applicable law, and which may be necessary to enable the Partnership to continue to conduct its business and to own its properties under the Partnership name, to be filed or recorded in all appropriate public offices. Upon request of the General Partner, the Limited Partner shall execute any assumed or fictitious name certificate or certificates required by law to be filed in connection with the Partnership. The General Partner shall properly cause the execution and delivery of such additional documents and shall perform such additional acts consistent with the terms of this Agreement as may be necessary to comply with the requirements of law for the continued operation of a limited partnership under the laws of the State of Delaware (it being understood that the General Partner shall be required to provide the Limited Partner with copies of any amended Certificates of Limited Partnership required to be filed under such laws and for the continued operation of a limited partnership in each other jurisdiction in which the Partnership shall conduct business.

                 2.2 Name. The business of the Partnership shall continue to be conducted under the name of Simon Property Group, L.P. or such other name as the General Partner may select. All transactions of the Partnership, to the extent permitted by applicable law, shall be carried on and completed in such name (it being understood that the Partnership may adopt assumed or fictitious names in certain jurisdictions).

                 2.3 Character of the Business. The purpose of the Partnership shall be to hold, own, develop, redevelop, construct, reconstruct, alter, improve, maintain, operate, lease, Transfer, encumber, exchange, and otherwise dispose of or deal with Properties and any personal property; to hold, own, Transfer, encumber, exchange and otherwise dispose of or deal with mortgages on real property; to hold, own, Transfer, encumber, exchange and otherwise dispose of or deal with the stock or debt obligations of M.S. Management Associates, Inc., or partnership or other interests in any other Entity engaged, directly or indirectly, in the ownership, management or development of interests in real property; to deal with any other assets and to undertake all activities as may be permitted for a REIT pursuant to the provisions of Section 856, et seq. of the Code as amended from time to time; to hold, own, Transfer, encumber, exchange and otherwise dispose of or deal with interests in any Entity engaged in any of the foregoing activities; to undertake such other activities as may be necessary, advisable, desirable or convenient to the business of the Partnership, and to engage in such other ancillary activities as shall be necessary or desirable to effectuate the foregoing purposes. The Partnership shall have all powers necessary or desirable to accomplish the purposes enumerated. In connection with the foregoing, but subject to all of the terms, covenants, conditions and limitations contained in this Agreement and any other agreement entered into by the Partnership, the Partnership shall have full power and authority to enter into, perform, and carry out contracts of any kind and to borrow or lend money and to issue evidences of indebtedness, whether or not secured by a Lien.

                 2.4 Location of the Principal Place of Business. The location of the principal place of business of the Partnership shall be at 115 West Washington Street, Indianapolis, Indiana 46204, or such other location as shall be selected from time to time by the General Partner in its sole discretion; provided, however, that the General Partner shall promptly notify the Limited Partner of any change in the location of the principal place of business of the Partnership.

                 2.5 Registered Agent and Registered Office. The Registered Agent of the Partnership shall be The Corporation Trust Company or such other Person as the General Partner may select in its sole discretion.
The Registered Office of the Partnership shall be c/o The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801, or such other location as the General Partner may select in its sole and absolute discretion. The General Partner shall promptly notify the Limited Partner of any change in the Registered Agent or Registered Office of the Partnership.



                                  ARTICLE III

                                      Term

                 3.1 Commencement. The Partnership commenced business as a limited partnership on November 19, 1993 upon the filing of the Certificate with the Secretary of State of the State of Delaware.

                 3.2 Dissolution. The Partnership shall continue until dissolved and terminated upon the earlier of (i) December 31, 2096, and (ii) the occurrence of any of the following events:

                          (a)     the dissolution, termination, retirement or
Bankruptcy of a General Partner unless the Partnership is continued as provided in Section 9.1 hereof;

                          (b)     the election to dissolve the Partnership made
in writing by the General Partner, but only if the consent required by Section 7.3(b) is obtained;

                          (c)     the sale or other disposition of all or
substantially all the assets of the Partnership; or

                          (d)     dissolution required by operation of law.

                                   ARTICLE IV

                            Contributions to Capital

                 4.1      Additional Funds.

                          (a)     The Partnership may obtain funds ("Required
Funds") which it considers necessary to meet the needs, obligations and requirements of the Partnership, or to maintain adequate working capital or to repay Partnership indebtedness, and to carry out the Partnership's purposes, from the proceeds of Third Party Financing or Affiliate Financing, in each case pursuant to such terms, provisions and conditions and in such manner (including the engagement of brokers and/or investment bankers to assist in providing such financing) and amounts as the General Partner and the Limited Partner shall determine to be in the best interests of the Partnership, and subject to the terms and conditions of this Agreement. Any and all funds required or expended, directly or indirectly, by the Partnership for capital expenditures may be obtained or replenished through Partnership borrowings. Any Third Party Financing or Affiliate Financing obtained by the General Partner for and on behalf of the Partnership may be unsecured, may be secured by a mortgage or mortgages, or deed(s) of trust and/or assignments on or in respect of all or any portion of the assets of the Partnership or any other security made available by the Partnership, may include or be obtained through the public or private placement of debt and/or other instruments, domestic and foreign, and may include the acquisition of or provision for interest rate swaps, credit enhancers and/or other transactions or items in respect of such Third Party Financing or Affiliate Financing; provided, however, that in no event may the Partnership obtain any Affiliate Financing or Third Party Financing that is recourse to any Partner or any Affiliate, partner, shareholder, beneficiary, principal officer, or director of any Partner without the consent of the affected Partner and any other Person or Persons to whom such recourse may be had.

                          (b)     To the extent the Partnership does not borrow
all of the Required Funds (and whether or not the Partnership is able to borrow all or part of the Required Funds), the General Partner or the Limited Partner (or an Affiliate thereof) (i) may itself borrow such Required Funds, in which case such Partner shall lend such Required Funds to the Partnership on the same economic terms and otherwise on substantially identical terms, or (ii) may, if they both so agree, raise such Required Funds in any other manner, in which case, unless such Required Funds are raised through the sale of Preferred Shares, the General Partner and the Limited Partner shall contribute to the Partnership as Capital Contributions the amount of the Required Funds so raised, with the General Partner to contribute 1% and the Limited Partner 99% thereof ("Contributed Funds") (hereinafter, each date on which the General Partner and the Limited Partner so contribute Contributed Funds pursuant to this Section 4.1(b) is referred to as an "Adjustment Date"). Any Required Funds raised from the sale of Preferred Shares may be contributed to the Partnership as Preferred Contributed Funds or loaned to the Partnership pursuant to Section 4.1(c) below. In the event that either the General Partner or the Limited Partner advances Required

Funds to the Partnership pursuant to this Section 4.1(b) as Contributed Funds, then the Partnership shall assume and pay the expenses (including any applicable underwriting discounts) incurred by the General Partner or the Limited Partner (or such Affiliate) in connection with raising such Required Funds through a public offering of the General Partner's securities or otherwise. If the General Partner and the Limited Partner advance Required Funds to the Partnership as Contributed Funds pursuant to this Section 4.1(b), additional Partnership Units shall be issued to the General Partner and the Limited Partner to reflect their contributions of the Contributed Funds. The number of Partnership Units so issued shall be determined by dividing the amount of Contributed Funds by the Deemed Partnership Unit Value, computed as of the Trading Day immediately preceding the Adjustment Date.

                          (c)     In the event the General Partner contributes
to the Partnership any Required Funds obtained from the sale of Preferred Shares as Preferred Contributed Funds, then the Partnership shall assume and pay the expenses (including any applicable underwriter discounts) incurred by the General Partner in connection with raising such Required Funds. In addition, the General Partner shall be issued Preferred Units of a designated class or series to reflect its contribution of such funds. Each class or series of Preferred Units so issued shall be designated by the General Partner to identify such class or series with the class or series of Preferred Shares which constitutes the Related Issue. Each class or series of Preferred Units shall be described in a written document (the "Preferred Unit Designation"), attached as Exhibit B, that shall set forth, in sufficient detail, the economic rights, including dividend, redemption, and conversion rights and sinking fund provisions, of the class or series of Preferred Units and the Related Issue. The number of Preferred Units of a class or series shall be equal to the number of shares of the Related Issue sold. The Preferred Unit Designation shall provide for such terms for the class or series of Preferred Units that shall entitle the General Partner to substantially the same economic rights as the holders of the Related Issue. Specifically, the General Partner shall receive distributions on the class or series of Preferred Units pursuant to Section 6.2 equal to the aggregate dividends paid on the Related Issue at the times such dividends are paid (the "Preferred Distribution Requirement"). The Partnership shall redeem the class or series of Preferred Units for a redemption price per Preferred Unit equal to the redemption price per share of the Related Issue, exclusive of any accrued unpaid dividends (the "Preferred Redemption Price") upon the redemption of any shares of the Related Issue. No Related Issue shall provide for conversion of Preferred Shares into Shares prior to December 1, 1997. If the terms of any Related Issue provide for conversion of Preferred Shares into Shares, (i) the Preferred Units shall be converted into Partnership Units at the time and on such economic terms and conditions as the Related Issue is converted into Shares and (ii) the General Partner shall contribute to the Limited Partner 99% of the Partnership Units so received by the General Partner in exchange for a like number of partnership units of the Limited Partner. Upon the issuance of any class or series of Preferred Units pursuant to this Section 4.1(c), the

General Partner shall provide the Limited Partner with a copy of the Preferred Unit Designation relating to such class or series. In the event that the General Partner hereafter contributes any Preferred Units to the Limited Partner in exchange for preferred units of the Limited Partner, the Preferred Units received by the Limited Partner shall be converted into Partnership Units on such economic terms and conditions as if the Related Issue had been converted into Shares.

The General Partner shall have the right, in lieu of contributing to the Partnership proceeds from the sale of Preferred Shares as Preferred Contributed Funds, to lend such proceeds to the Partnership. Any such loan shall be on the same terms and conditions as the Related Issue except that dividends payable on the Related Issue shall be payable by the Partnership to the General Partner as interest, any mandatory redemptions shall take the form of principal payments and no Preferred Units shall be issued to the General Partner. If any such loan is made, the Partnership shall promptly reimburse the General Partner for all expenses (including any applicable underwriter discounts) incurred by the General Partner in connection with raising the Required Funds. Any such loan made by the General Partner to the Partnership may at any time be contributed by the General Partner to the Partnership as Preferred Contributed Funds in exchange for Preferred Units as above provided; and if the terms of the Related Issue provide for conversion of Preferred Shares into Shares, prior to the effectuation of such conversion the General Partner shall contribute such loan to the Partnership in exchange for Preferred Units, which Preferred Units shall, upon such conversion, be exchanged for Partnership Units and contributed to the Limited Partner as and to the extent provided above.

                          (d)     Notwithstanding anything to the contrary set
forth in this Section 4.1, the General Partner shall have the right to borrow money or to issue Preferred Shares and lend the proceeds of such borrowing or lend or contribute in exchange for Preferred Units the proceeds of such Preferred Shares (as opposed to lending or contributing such proceeds to the Limited Partner) only for the purpose of enabling the Partnership or any of its Subsidiary Entities or Affiliates to maintain, renovate or expand any Property or to refinance any of its indebtedness.

                 4.2 No Obligation to Make Further Capital Contributions; No Third Party Beneficiary. Except as set forth above, no Partner shall have any obligation to make Capital Contributions to the Partnership. No creditor or other Third Party having dealings with the Partnership shall have the right to enforce the right or obligation of any Partner to make Capital Contributions or to pursue any other right or remedy hereunder or at law or in equity, it being understood and agreed that the provisions of this Agreement shall be solely for the benefit of, and may be enforced solely by, the parties hereto and their respective successors and assigns. None of the rights or obligations of the Partners herein set forth to make Capital Contributions to the Partnership shall be deemed an asset of the Partnership for any purpose by any creditor or other third party, nor may such rights or obligations be sold, transferred or assigned by the Partnership or pledged or encumbered by the Partnership to secure any debt or other obligation of the Partnership or of any of the Partners.

                 4.3 No Interest; No Return. No Partner shall be entitled to interest on its Capital Contribution or on such Partner's Capital Account. Except as provided herein or by law, no Partner shall have any right to withdraw any part of its Capital Account or to demand or receive the return of its Capital Contribution from the Partnership.

                 4.4      Capital Accounts.

                          (a)     The Partnership shall establish and maintain
a separate capital account ("Capital Account") for each Partner, including a Partner who shall pursuant to the provisions hereof acquire a Partnership Interest, which Capital Account shall be:

                                  (1)      credited with the amount of cash
         contributed by such Partner to the capital of the Partnership; the initial Gross Asset Value (net of liabilities secured by such contributed property that the Partnership assumes or takes subject to) of any other property contributed by such Partner to the capital of the Partnership; such Partner's distributive share of Profits; and any other items in the nature of income or gain that are allocated to such Partner pursuant to Section 6.1 hereof, but excluding tax items described in Regulations Section 1.704-1(b)(4)(i); and

                                        (2)     debited with the amount of cash
                 distributed to such Partner pursuant to the provisions of this Agreement; the Gross Asset Value (net of liabilities secured by such distributed property that such Partner assumes or takes subject to) of any Partnership property distributed to such Partner pursuant to any provision of this Agreement; the amount of unsecured liabilities of such Partner assumed by the Partnership; such Partner's distributive share of Losses; payments by the Partnership of REIT Expenses allocated to such Partner; and any other items in the nature of expenses or losses that are allocated to such Partner pursuant to
                 Section 6.1 hereof, but excluding tax items described in Regulations Section 1.704- 1(b)(4)(i).

                 In the event that any or all of a Partner's Partnership Units or Preferred Units are transferred within the meaning of Regulations Section 1.704-1(b)(2)(iv)(1), the transferee shall succeed to the Capital Account of the transferor to the extent that it relates to the Units so transferred.

                 In the event that the Gross Asset Values of Partnership assets are adjusted pursuant to Section 4.4(b)(ii) hereof, the Capital Accounts of the Partners shall be adjusted to reflect the aggregate net adjustments as if the Partnership sold all of its properties for their fair market values and recognized gain or loss for federal income tax purposes equal to the amount of such aggregate net adjustment.

                 The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Section

1.704-1(b) of the Regulations, and shall be interpreted and applied as provided in the Regulations.

                          (b)     The term "Gross Asset Value" or "Gross Asset
Values" means, with respect to any asset of the Partnership, such asset's adjusted basis for federal income tax purposes, except as follows:

                                  (i)      the initial Gross Asset Value of any
         asset contributed by a Partner to the Partnership shall be the gross fair market value of such asset;

                                  (ii)     the Gross Asset Values of all
         Partnership assets shall be adjusted to equal their respective gross fair market values, as reasonably determined by the General Partner, immediately prior to the following events:

                                        (A)     a Capital Contribution (other
         than a de minimis Capital Contribution, within the meaning of Section 1.704-1(b)(2)(iv)(f)(5)(i) of the Regulations) to the Partnership by a new or existing Partner as consideration for Partnership Units;

                                        (B)     the distribution by the
         Partnership to a Partner of more than a de minimis amount (within the meaning of Section 1.704-1(b) (2) (iv) (f) (5) (ii) of the Regulations) of Partnership property as consideration for the redemption of Partnership Units; and

                                        (C)      the liquidation of the
                 Partnership within the meaning of Section 1.704-
                 1(b)(2)(ii)(g) of the Regulations; and

                                  (iii)    the Gross Asset Values of
         Partnership assets distributed to any Partner shall be the gross fair market values of such assets as reasonably determined by the General Partner as of the date of distribution. At all times, Gross Asset Values shall be adjusted by any Depreciation taken into account with respect to the Partnership's assets for purposes of computing Profits and Losses. Any adjustment to the Gross Asset Values of Partnership property shall require an adjustment to the Partners' Capital Accounts as described in Section 4.4(a) above.



                                   ARTICLE V

                         Representations and Warranties

                 5.1 Representations and Warranties by the General Partner. The General Partner represents and warrants to the Limited Partner and to the Partnership that (i) it is a corporation duly formed, validly existing and in good standing under the laws of the State of Maryland, with full right, corporate power and authority to fulfill all of its obligations hereunder or as contemplated herein; (ii) all transactions contemplated by this Agreement to be performed by it have been duly authorized by all necessary action; (iii) this Agreement has been duly executed and delivered by and is the legal, valid and binding obligation of the General Partner, and is enforceable against it in accordance with its terms, except as such enforcement may be limited by

(a) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or other laws of general application affecting the rights and remedies of creditors and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law);
(iv) no authorization, approval, consent or order of any court or governmental authority or agency or any other Entity is required in connection with the execution and delivery of this Agreement by the General Partner, except as may have been received prior to the date of this Agreement; and (v) the execution and delivery of this Agreement by the General Partner and the consummation of the transactions contemplated hereby will not conflict with or constitute a breach or violation of, or default under, any contract, indenture, mortgage, loan agreement, note, lease, joint venture or partnership agreement or other instrument or agreement to which the General Partner or the Partnership is a party.

                 5.2 Representations and Warranties by the Limited Partner. The Limited Partner represents and warrants to the General Partner and the Partnership that (i) it is a limited partnership validly existing and in good standing under the laws of the State of Delaware, with full power and authority to fulfill all of its obligations hereunder or as contemplated herein; (ii) all transactions contemplated by this Agreement to be performed by it have been duly authorized by all necessary action; (iii) this Agreement has been duly executed and delivered by and is the legal, valid and binding obligation of the Limited Partner, and is enforceable against it in accordance with its terms, except as such enforcement may be limited by (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or other laws of general application affecting the rights and remedies of creditors and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law); (iv) no authorization, approval, consent or order of any court or governmental authority or agency or any other Entity is required in connection with the execution and delivery of this Agreement by the Limited Partner, except as may have been received prior to the date of this Agreement; and (v) the execution and delivery of this Agreement by the Limited Partner and the consummation of the transactions contemplated hereby will not conflict with or constitute a breach or violation of, or default under, any contract, indenture, mortgage, loan agreement, note, lease, joint venture or partnership agreement to which the Limited Partner is a party.



                                   ARTICLE VI

                         Allocations, Distributions and

                        Other Tax and Accounting Matters



                 6.1      Allocations.

                          (a)     For the purpose of this Agreement, the terms
"Profits" and "Losses" mean, respectively, for each Partnership Fiscal Year or other period, the Partnership's taxable income or loss for such Partnership Fiscal Year or other period, determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in taxable income or loss), adjusted as follows:

                                  (1)      any income of the Partnership that
         is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this Section 6.1(a) shall be added to such taxable income or loss;

                                  (2)      in lieu of the depreciation,
         amortization and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Partnership Fiscal Year or other period;


                                  (3)      any items that are specially
         allocated pursuant to Section 6.1(d) hereof shall not be taken into account in computing Profits or Losses; and

                                  (4)      any expenditures of the Partnership
         described in Section 705(a)(2)(B) of the Code (or treated as such under Regulation Section 1.704-1(b)(2)(iv)(i)) and not otherwise taken into account in computing Profits or Losses pursuant to this Section 6.1(a) shall be deducted from such taxable income or loss.

                          (b)     Except as otherwise provided in Section
6.1(d) hereof and this Section 6.1(b), the Profits and Losses of the Partnership (and each item thereof) for each Partnership Fiscal Year shall be allocated between the Partners in the following order of priority:

                                  (1)     First, Profits shall be allocated to
         the holder of Preferred Units in an amount equal to the excess of
         (A) the amount of Net Operating Cash Flow distributed to such holder pursuant to Sections 6.2(b) (i) and (ii) and Section 6.2(c) (but only to the extent of the Preferred Distribution Requirement and Preferred Distribution Shortfalls) for the current and all prior Partnership Fiscal Years over (B) the amount of Profits previously allocated to such holder pursuant to this subparagraph (1).

                                  (2)      Second, for any Partnership Fiscal
         Year ending on or after a date on which Preferred Units are redeemed, Profits (or Losses) shall be allocated to the holder of such Preferred Units in an amount equal to the excess (or deficit) of the sum of the applicable Preferred Redemption Amounts for the Preferred Units that have been or are being redeemed during the Partnership Fiscal Year over the Preferred Unit Issue Price of such Preferred Units. In addition, in the event that the Partnership is liquidated pursuant to
         Article VIII, the allocation described above shall be made to the General Partner with respect to all Preferred Units then outstanding.

                                  (3)      Third, any remaining Profits and
         Losses shall be allocated among the Partners as follows:

                                        (A)     One percent to the General
         Partner; and

                                        (B)     99 percent to the Limited
         Partner.

                                        (4)     Notwithstanding subparagraphs
                 (1), (2) and (3) above, Profits and Losses from a Liquidation Transaction shall be allocated as follows:

                                  First, Profits (or Losses) shall be allocated
                 to the holder of Preferred Units in an amount equal to the excess (or deficit) of the sum of the applicable Preferred Redemption Amounts of the Preferred Units which have been or will be redeemed with the proceeds of the Liquidation Transaction over the Preferred Unit Issue Price of such Preferred Units; and

                                  Second, any remaining Profits and Losses
                 shall be allocated among the Partners in accordance with the percentages set forth in (3) above.

                          (c)     For the purpose of Sections 6.1(b) hereof,
gain or loss resulting from any disposition of Partnership property shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property for federal income tax purposes differs from its Gross Asset Value.

                          (d)     Notwithstanding the foregoing provisions of
this Section 6.1, the following provisions shall apply:

                                  (1)      A Partner shall not receive an
                 allocation of any Partnership deduction that would result in total loss allocations attributable to

         "Nonrecourse Liabilities" (as defined in Regulations Section 1.704-2(b)(3)) in excess of such Partner's share of Minimum Gain (as determined under Regulations Section 1.704-2(g)). The term "Minimum Gain" means an amount determined in accordance with Regulations
         Section 1.704-2(d) by computing, with respect to each Nonrecourse Liability of the Partnership, the amount of gain, if any, that the Partnership would realize if it disposed of the property subject to such liability for no consideration other than full satisfaction thereof, and by then aggregating the amount so computed. If the Partnership makes a distribution allocable to the proceeds of a Nonrecourse Liability, in accordance with Regulation Section 1.704-2(h) the distribution will be treated as allocable to an increase in Partnership Minimum Gain to the extent the increase results from encumbering Partnership property with aggregate Nonrecourse Liabilities that exceed the property's adjusted tax basis. If there is a net decrease in Partnership Minimum Gain for a Partnership Fiscal Year, in accordance with Regulations Section 1.704-2(f) and the exceptions contained therein, the Partners shall be allocated items of Partnership income and gain for such Partnership Fiscal Year (and, if necessary, for subsequent Partnership Fiscal Years) equal to the Partners' respective shares of the net decrease in Minimum Gain within the meaning of Regulations Section 1.704-2(g)(2) (the "Minimum Gain Chargeback"). The items to be allocated pursuant to this Section 6.1(d)(1) shall be determined in accordance with Regulations Section 1.704-2(f) and (j).

                                  (2)      Any item of "Partner Nonrecourse
         Deduction" (as defined in Regulations Section 1.704-2(i)) with respect to a "Partner Nonrecourse Debt" (as defined in Regulations Section 1.704-2(b)(4)) shall be allocated to the Partner or Partners who bear the economic risk of loss for such Partner Nonrecourse Debt in accordance with Regulations Section 1.704-2(i)(1). If the Partnership makes a distribution allocable to the proceeds of a Partner Nonrecourse Debt, in accordance with Regulation Section 1.704- 2(i)(6) the distribution will be treated as allocable to an increase in Partner Minimum Gain to the extent the increase results from encumbering Partnership property with aggregate Partner Nonrecourse Debt that exceeds the property's adjusted tax basis. Subject to
         Section 6.1(d)(1) hereof, but notwithstanding any other provision of this Agreement, in the event that there is a net decrease in Minimum Gain attributable to a Partner Nonrecourse Debt (such Minimum Gain being hereinafter referred to as "Partner Nonrecourse Debt Minimum Gain") for a Partnership Fiscal Year, then after taking into account allocations pursuant to Section 6.1(d)(1) hereof, but before any other allocations are made for such taxable year, and subject to the exceptions set forth in Regulations Section 1.704- 2(i)(4), each Partner with a share of Partner Nonrecourse Debt Minimum Gain at the beginning of such Partnership Fiscal Year shall be allocated items of income and gain for such Partnership Fiscal Year (and, if necessary, for subsequent Partnership Fiscal Years) equal to such Partner's share of the net decrease in Partner Nonrecourse Debt Minimum Gain as determined in a manner consistent with the provisions of Regulations Section 1.704-2(g)(2). The items to be allocated pursuant to this Section 6.1(d)(2) shall be determined in accordance with Regulations Section 1.704-2(i)(4) and (j).

                                  (3)      Pursuant to Regulations Section
         1.752-3(a)(3), for the purpose of determining each Partner's share of excess nonrecourse liabilities of the Partnership, and solely for such purpose, each Partner's interest in Partnership profits is hereby specified to be equal to the applicable percentage set forth in (b)(3) above.

                                  (4)      The Limited Partner shall not be
         allocated any item of deduction or loss of the Partnership if such allocation would cause such Partner's Capital Account to become negative by more than the sum of (i) any amount such Partner is obligated to restore upon liquidation of the Partnership, plus (ii) such Partner's share of the Partnership's Minimum Gain and Partner Nonrecourse Debt Minimum Gain. An item of deduction or loss that cannot be allocated to the Limited Partner pursuant to this Section 6.1(d)(4) shall be allocated to the General Partner. For this purpose, in determining the Capital Account balance of such Partner, the items described in Regulations Section 1.704-1(b)(2)(ii)(d)(4),
         (5), and (6) shall be taken into account. In the event that (A) the Limited Partner unexpectedly receives any adjustment, allocation, or distribution described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5), or

         (6), and (B) such adjustment, allocation or distribution causes or increases a deficit balance (net of amounts which such Partner is obligated to restore or deemed obligated to restore under Regulations
         Section 1.704-2(g)(1) and 1.704-2(i)(5) and determined after taking into account any adjustments, allocations or distributions described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5), or (6) that, as of the end of the Partnership Fiscal Year, reasonably are expected to be made to such Partner) in such Partner's Capital Account as of the end of the Partnership Fiscal Year to which such adjustment, allocation, or distribution relates, then items of Gross Income (consisting of a pro rata portion of each item of Gross Income) for such Partnership Fiscal Year and each subsequent Partnership Fiscal Year shall be allocated to such Partner until such deficit balance or increase in such deficit balance, as the case may be, has been eliminated. In the event that this Section 6.1(d)(4) and Section 6.1(d)(1) and/or (2) hereof apply, Section 6.1(d)(1) and/or (2) hereof shall be applied prior to this Section 6.1(d)(4).

                          (e)     In accordance with Sections 704(b) and 704(c)
of the Code and the Regulations thereunder, income, gain, loss and deduction with respect to any property contributed to the capital of the Partnership shall, solely for federal income tax purposes, be allocated between the Partners so as to take account of any variation between the adjusted basis of such property to the Partnership for federal income tax purposes and the initial Gross Asset Value of such property. If the Gross

Asset Value of any Partnership property is adjusted as described in the definition of Gross Asset Value, subsequent allocations of income, gain, loss, and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and the Gross Asset Value of such asset in the manner prescribed under Sections 704(b) and 704(c) of the Code and the Regulations thereunder. In furtherance of the foregoing, the Partnership shall employ the method prescribed in Regulation Section 1.704-3(b) (the "traditional method") or the equivalent successor provision(s) of proposed, temporary or final Regulations.

                          (f)     Notwithstanding anything to the contrary
contained in this Section 6.1, the allocation of Profits and Losses for any Partnership Fiscal Year during which a Person acquires a Partnership Interest (other than upon formation of the Partnership) pursuant to Section 4.1(b) or otherwise, shall take into account the Partners' varying interests for such Partnership Fiscal Year pursuant to any method permissible under Section 706 of the Code that is selected by the General Partner with the consent of the Limited Partner (notwithstanding any agreement between the assignor and assignee of such Partnership Interest although the General Partner (with the consent of the Limited Partner) may recognize any such agreement), which method may take into account the date on which the Transfer or an agreement to Transfer becomes irrevocable pursuant to its terms, as determined by the General Partner.

                          (g)     In the event of a sale or exchange of any
outstanding Partnership Unit or Preferred Unit or upon the death of a Partner, if the Partnership has not theretofore elected, pursuant to Section 754 of the Code, to adjust the basis of Partnership property, the General Partner may, in the exercise of its reasonable discretion and with the consent of the Limited Partner, cause the Partnership to elect pursuant to Section 754 of the Code, to adjust the basis of Partnership property. In addition, in the event of a distribution referred to in Section 734(b) of the Code, if the Partnership has not theretofore elected, the General Partner may, in the exercise of its reasonable discretion and with the consent of the Limited Partner, cause the Partnership to elect, pursuant to Section 754 of the Code, to adjust the basis of Partnership property. Except as provided in Regulations Section 1.704-1(b)(2)(iv)(m), such adjustment shall not be reflected in the Partners' Capital Accounts and shall be effective solely for federal and (if applicable) state and local income tax purposes. Each Partner hereby agrees to provide the Partnership with all information necessary to give effect to such election. With respect to such election:

                                  (1)      Any change in the amount of the
         Depreciation deducted by the Partnership and any change in the gain or loss of the Partnership, for federal income tax purposes, resulting from an adjustment pursuant to Section 743(b) of the Code shall be allocated entirely to the transferee of the Partnership Units or Preferred Units so transferred. Neither the Capital Contribution obligations of, nor the Partnership Units or Preferred Units of, nor the amount of any cash distributions to, the Partners shall be affected as a result of such election, and except as provided in Regulations

         Section 1.704-1(b)(2)(iv)(m), the making of such election shall have no effect except for federal and (if applicable) state and local income tax purposes.

                                  (2)      Solely for federal and (if
         applicable) state and local income tax purposes and not for the purpose of maintaining the Partners' Capital Accounts (except as provided in Regulations Section 1.704-1(b)(2)(iv)(m)), the Partnership shall keep a written record for those assets, the basis of which are adjusted as a result of such election, and the amount at which such assets are carried on such record shall be debited (in the case of an increase in basis) or credited (in the case of a decrease in basis) by the amount of such basis adjustment. Any change in the amount of the Depreciation deducted by the Partnership and any change in the gain or loss of the Partnership, for federal and (if applicable) state and local income tax purposes, attributable to the basis adjustment made as a result of such election shall be debited or credited, as the case may be, on such record.

                          (h)     The Profits, Losses, gains, deductions, and
credits of the Partnership (and all items thereof) for each Partnership Fiscal Year shall be determined in accordance with the accounting method followed by the Partnership for federal income tax purposes.

                          (i)     Except as provided in Section 6.1(e) and
6.1(g) hereof, for federal income tax purposes, each item of income, gain, loss or deduction shall be allocated among the Partners in the same manner as its correlative item of "book" income, gain, loss or deduction has been allocated pursuant to this
Section 6.1.

                          (j)     To the extent permitted by Regulations
Sections 1.704-2(h)(3) and 1.704-2(i)(6), the General Partner shall endeavor to treat distributions as having been made from the proceeds of Nonrecourse Liabilities or Partner Nonrecourse Debt only to the extent that such distributions would cause or increase a deficit balance in any Partner's Capital Account that exceeds the amount such Partner is otherwise obligated to restore (within the meaning of Regulations Section 1.704-1(b)(2)(ii)(c)) as of the end of the Partnership's taxable year in which the distribution occurs.

                          (k)     If any Partner sells or otherwise disposes of
any property, directly or indirectly, to the Partnership, and as a result thereof, gain on a subsequent disposition of such property by the Partnership is reduced pursuant to Section 267(d) of the Code, then, to the extent permitted by applicable law, gain for federal income tax purposes attributable to such subsequent disposition shall first be allocated to the Partner other than the selling Partner in an amount equal to such Partner's allocation of "book" gain on the property pursuant to this Section 6.1, and any remaining gain for federal income tax purposes shall be allocated to the selling Partner.

                 6.2      Distributions.

                          (a)     Except with respect to a liquidation of the
Partnership pursuant to Section 3.2 hereof and subject to the priority set forth in Sections 6.2 (b) and (c), the General Partner shall cause the Partnership to distribute all or a portion of Net Operating Cash Flow to the Partners from time to time as determined by the General Partner, but in any event not less frequently than quarterly in such amounts as the General Partner shall determine in its sole discretion. All such distributions shall be made in accordance with the provisions of Section 6.2(b), (c) and (d) hereof.

                          (b)     Except to the extent Net Operating Cash Flow
is distributed pursuant to Section 6.2(c), distributions of Net Operating Cash Flow shall be made in the following order of priority:

                                  (i)      First, to the extent that the amount
         of Net Operating Cash Flow distributed to the holder of Preferred
         Units for any prior quarter was less than the Preferred Distribution Requirement for such quarter, and has not been subsequently distributed pursuant to this subparagraph (b)(i) (a "Preferred Distribution Shortfall"), Net Operating Cash Flow shall be distributed to the holder of Preferred Units in an amount necessary to satisfy such Preferred Distribution Shortfall for the current and all prior Partnership Fiscal Years. In the event that the Net Operating Cash Flow distributed for a particular quarter is less than the Preferred Distribution Shortfall, then all Net Operating Cash Flow for the current quarter shall be distributed to the holder of Preferred Units.

                                  (ii)     Second, Net Operating Cash Flow
         shall be distributed to the holder of Preferred Units in an amount equal to the Preferred Distribution Requirement for the then current quarter for each outstanding Preferred Unit. In the event that the amount of Net Operating Cash Flow distributed for a particular quarter pursuant to this subparagraph (b)(ii) is less than the Preferred Distribution Requirement for such quarter, then all Net Operating Cash Flow shall be distributed to the holder of Preferred Units in proportion to their Preferred Distribution Requirements for such quarter.

                                  (iii)    The balance of the Net Operating
         Cash Flow to be distributed, if any, shall be distributed to the Partners as follows:

                                        (A)     To the Limited Partner and the
                 General Partner in amounts equal to the Profits allocated to such Partners under Section 6.1(b)(3) above.

                                        (B)     To the extent that there are
                 distributions in excess of the amounts described in (A) above, such distributions shall be distributed in the following priority:

                                        (I)     First to the Limited Partner
                          and the General Partner in the percentages described in Section 6.1(b)(3) above until the capital account of the Limited Partner equals zero.

                                        (II)    Second, to the General Partner
                                  to the extent of the remaining balance in its capital account, until the General Partner's capital account equals zero.

                                        (III)    Third, to the Limited Partner
                          and the General Partner in the percentages described in Section 6.1(b)(3) above.

                          (c)     Notwithstanding the provisions of Section
6.2(b), in any quarter during which the Partnership redeems any outstanding Preferred Units, unless and except to the extent that such redemption is effectuated out of borrowed funds, Capital Contributions or other sources, Net Operating Cash Flow shall first be distributed to the General Partner in an amount equal to the applicable Preferred Redemption Amount for the Preferred Units being redeemed before being distributed pursuant to Section 6.2(b).

                          (d)     Notwithstanding the provisions of the first
sentence of Section 6.2(a), the General Partner shall use its best efforts to cause the Partnership to distribute sufficient amounts, in accordance with
Section 6.2 above, to enable the General Partner and the Limited Partner to pay shareholder dividends that will (i) satisfy the REIT Requirements, and (ii) avoid any federal income or excise tax on the General Partner or the Limited Partner.

                 6.3 Books of Account. At all times during the continuance of the Partnership, the General Partner shall maintain or cause to be maintained full, true, complete and correct books of account in accordance with GAAP wherein shall be entered particulars of all monies, goods or effects belonging to or owing to or by the Partnership, or paid, received, sold or purchased in the course of the Partnership's business, and all of such other transactions, matters and things relating to the business of the Partnership as are usually entered in books of account kept by Persons engaged in a business of a like kind and character. In addition, the Partnership shall keep all records as required to be kept pursuant to the Act. The books and records of account shall be kept at the principal office of the Partnership, and each Partner, the limited partners of the Limited Partner and its and their representatives shall at all reasonable times have access to such books and records and the right to inspect and copy the same.

                 6.4 Reports. Within ninety (90) days after the end of each Partnership Fiscal Year, the Partnership shall cause to be prepared and transmitted to each Partner and the limited partners of the Limited Partner an annual report of the Partnership relating to the previous Partnership Fiscal Year containing a balance sheet as of the year then ended, a statement of financial condition as of the year then ended, and statements of operations, cash flow and Partnership equity for the year then ended, which annual statements shall be prepared in accordance with GAAP and shall be audited by the Accountants. The Partnership shall also cause to be prepared and transmitted to each Partner and the limited partners of the Limited Partner within forty-five (45) days after the end of each of the first three (3) quarters of each Partnership Fiscal Year a quarterly unaudited report containing a balance sheet, a statement of the

Partnership's financial condition and statements of operations, cash flow and Partnership equity, in each case relating to the fiscal quarter then just ended, and prepared in accordance with GAAP. The Partnership shall further cause to be prepared and transmitted to the General Partner and the Limited Partner (i) such reports and/or information as are necessary for the General Partner to fulfill its obligations under the Securities Act of 1933, the Securities and Exchange Act of 1934 and the applicable stock exchange rules, and under any other regulations to which the General Partner, the Limited Partner or the Partnership may be subject, and (ii) such other reports and/or information as are necessary for each of the General Partner and the Limited Partner to determine and maintain its qualification as a REIT under the REIT Requirements, its earnings and profits derived from the Partnership, its liability for a tax as a consequence of its Partnership Interest and distributive share of taxable income or loss and items thereof, in each case in a manner that will permit the General Partner and the Limited Partner to comply with their respective obligations to file federal, state and local tax returns and information returns and to provide their shareholders with tax information. The General Partner shall provide to the Limited Partner and the limited partners of the Limited Partner copies of all reports it provides to its stockholders at the same time such reports are distributed to such stockholders.

                 6.5 Audits. Not less frequently than annually, the books and records of the partnership shall be audited by the Accountants.

                 6.6      Tax Returns.

                          (a)     Consistent with all other provisions of this
Agreement and subject to the provisions of Section 7.3(b)(ix), the General Partner shall determine the methods to be used in the preparation of federal, state, and local income and other tax returns for the Partnership in connection with all items of income and expense, including, but not limited to, valuation of assets, the methods of Depreciation and cost recovery, elections, credits, and tax accounting methods and procedures.

                          (b)     The Partnership shall timely cause to be
prepared and transmitted to the Partners federal and appropriate state and local Partnership Income Tax Schedules "K-1", or any substitute therefor, with respect to each Partnership Fiscal Year on appropriate forms prescribed. The Partnership shall make reasonable efforts to prepare and submit such forms before the due date for filing federal income tax returns for the fiscal year in question (determined without extensions), and shall in any event prepare and submit such forms on or before July 15 of the year following the fiscal year in question.

                 6.7 Tax Matters Partner. The General Partner is hereby designated as the Tax Matters Partner within the meaning of Section 6231(a)(7) of the Code for the Partnership; provided, however, that (i) in exercising its authority as Tax Matters Partner it shall be limited by the provisions of this Agreement affecting tax aspects of the Partnership; (ii) the General Partner shall give prompt notice to the Limited Partner and each limited partner of the Limited Partner of its receipt of any written notice that the Internal Revenue Service or any state or local taxing authority intends to examine Partnership income tax returns for any year, its receipt of written notice of the beginning of an administrative proceeding at the Partnership level relating to the Partnership under Section 6223 of the Code, its receipt of written notice of the final Partnership administrative adjustment relating to the Partnership pursuant to Section 6223 of the Code, and its receipt of any request from the Internal Revenue Service for waiver of any applicable statute of limitations with respect to the filing of any tax return by the Partnership;
(iii) the General Partner shall promptly notify the Limited Partner and each limited partner of the Limited Partner if the General Partner does not intend to file for judicial review with respect to the Partnership; and (iv) the Tax Matters Partner shall not be entitled to bind the Limited Partner or any limited partner of the Limited Partner by any settlement agreement (within the meaning of Section 6224 of the Code) unless the Limited Partner or limited partner of the Limited Partner consents thereto in writing and the General Partner shall notify the Limited Partner and each limited partner of the Limited Partner in a manner and at such time as is sufficient to allow the Limited Partner and each limited partner of the Limited Partner to exercise their rights pursuant to Section 6224(c)(3) of the Code.

                 6.8 Withholding. Each Partner hereby authorizes the Partnership to withhold from or pay on behalf of or with respect to such Partner any amount of federal, state, local or foreign taxes that the General Partner determines the Partnership is required to withhold or pay with respect to any amount distributable or allocable to such Partner pursuant to this Agreement, including, without limitation, any taxes required to be withheld or paid by the Partnership pursuant to Code
Section 1441, 1442, 1445, or 1446. Any amount paid on behalf of or with respect to a Partner shall constitute a loan by the Partnership to such Partner, which loan shall be due within fifteen (15) days after repayment is demanded of the Partner in question, and shall be repaid through withholding of subsequent distributions to such Partner. Any amounts payable by such Partner hereunder shall bear interest at the lesser of (i) the base rate on corporate loans at large United States money center commercial banks, as published from time to time in The Wall Street Journal or (ii) the maximum lawful rate of interest on such obligation, such interest to accrue from the date such amount is due (i.e., fifteen (15) days after demand) until such amount is paid in full. To the extent the payment or accrual of withholding tax results in a federal, state or local tax credit to the Partnership, such credit shall be allocated to the Partner to whose distribution the tax is attributable.



                                  ARTICLE VII



             Rights, Duties and Restrictions of the General Partner



                 7.1 Expenditures by Partnership. The General Partner is hereby authorized to pay compensation for accounting, administrative, legal, technical, management and other services rendered to the Partnership. All of the aforesaid expenditures shall be made on behalf of the Partnership and the General Partner shall be entitled to reimbursement by the Partnership for any expenditures incurred by it on behalf of the Partnership which shall have been made other than out of the funds of the Partnership. The Partnership shall also assume and pay when due the Administration Expenses and such portion of REIT Expenses as shall be appropriately allocated to the Partnership by the Limited Partner in the exercise or its reasonable business judgment, it being understood that the portion of such REIT Expenses not so allocated to the Partnership shall be assumed and paid when due by the Limited Partner.

                 7.2 Powers and Duties of General Partner. The General Partner shall be responsible for the management of the Partnership's business and affairs. Except as otherwise herein expressly provided, and subject to the limitations contained in Section 7.3 hereof with respect to Major Decisions, the General Partner shall have, and is hereby granted, full and complete power, authority and discretion to take such action for and on behalf of the Partnership and in its name as the General Partner shall, in its sole and absolute discretion, deem necessary or appropriate to carry out the purposes for which the Partnership was organized. Any action by the General Partner relating to (i) transactions between the Partnership or a Subsidiary Entity and M.S. Management Associates, Inc., Simon MOA Management Company, Inc., and/or M.S. Management Associates (Indiana), Inc., (ii) transactions between the Partnership or a Subsidiary Entity and DeBartolo Properties Management, Inc., or (iii) transactions involving the Partnership or a Subsidiary Entity in which the Simons, the DeBartolos or any Affiliate of the Simons or the DeBartolos have an interest (other than a non-controlling minority equity interest, which has no management or veto powers, in a

Person, other than the Partnership or Subsidiary Entity, which is engaged in such transaction) other than through ownership of Partnership Units, shall require the prior approval of a majority of the Independent Directors. Except as otherwise expressly provided herein, and subject to Section 7.3 hereof, the General Partner shall have the right, power and authority:

                          (a)     To manage, control, hold, invest, lend,
reinvest, lease, contract, grant, obtain or exercise options to sell or conversion rights, assign, Transfer, convey, deliver, endorse, exchange, Pledge, mortgage or otherwise encumber, abandon, improve, repair, maintain, operate, insure, and otherwise deal with any and all property of whatsoever kind and nature, and wheresoever situated, in furtherance of the purposes of the Partnership. In addition, without limiting the foregoing, with the consent of the Limited Partner and upon (i) the affirmative vote of four (4) of the Independent Directors (at least three (3) of whom are not Affiliates of the DeBartolos) or (ii) in the event that the Board of Directors of the General Partner is enlarged by the requisite shareholder approval, by the affirmative vote of five (5) of the Independent Directors (none of whom are Affiliates of the DeBartolos), the General Partner shall authorize and require the sale of any property owned by the Partnership or a Subsidiary Entity;

                          (b)     To manage, insure against loss, protect and
subdivide any of the real or personal property (collectively, "property"), interests therein or parts thereof; to improve, develop or redevelop any property; to participate in the ownership and development of any property; to dedicate for public use, to vacate any subdivisions or parts thereof, to resubdivide, to contract to sell, to grant options to purchase or lease, to sell on any terms; to convey, to mortgage, pledge or otherwise encumber any property, or any part thereof; to lease any property or any part thereof from time to time, upon any terms and for any period of time, and to renew or extend leases, to amend, change or modify the terms and provisions of any leases and to grant options to lease and options to renew leases and options to purchase; to partition or to exchange any property, or any part thereof, for other property; to grant easements or charges of any kind; to release, convey or assign any right, title or interest in or about or easement appurtenant to any property or any part thereof; to construct and reconstruct, remodel, alter, repair, add to or take from buildings on any property; to insure any Person having an interest in or responsibility for the care, management or repair of any property; to direct the trustee of any land trust to mortgage, lease, convey or contract to convey any property held in such land trust or to execute and deliver deeds, mortgages, notes and any and all documents pertaining to the property subject to such land trust or in any matter regarding such trust; and to execute assignments of all or any part of the beneficial interest in such land trust;

                          (c)     To employ, engage or contract with or dismiss
from employment or engagement Persons to the extent deemed necessary by the General Partner for the operation and management of the Partnership business, including but not limited to, employees, contractors, subcontractors, engineers, architects, surveyors, mechanics, consultants, accountants, attorneys, insurance brokers, real estate brokers and others;

                          (d)     To enter into contracts on behalf of the
Partnership;

                          (e)     To borrow or lend money, procure loans and
advances from any Person for Partnership purposes and to apply for and secure from any Person credit or accommodations; to contract liabilities and obligations, direct or contingent and of every kind and nature with or without security; and to repay, discharge, settle, adjust, compromise or liquidate any such loan, advance, credit, obligation or liability (including by deeding property to a lender in lieu of foreclosure);

                          (f)     To Pledge, hypothecate, mortgage, assign,
deposit, deliver, enter into sale and leaseback arrangements or otherwise give as security or as additional or substitute security, or for sale or other disposition any and all Partnership property, tangible or intangible, including, but not limited to, real estate and beneficial interests in land trusts, and to make substitutions thereof, and to receive any proceeds thereof upon the release or surrender thereof; to sign, execute and deliver any and all assignments, deeds and other contracts and instruments in writing; to authorize, give, make, procure, accept and receive moneys, payments, property, notices, demands, vouchers, receipts, releases, compromises and adjustments; to waive notices, demands, protests and authorize and execute waivers of every kind and nature; to enter into, make, execute, deliver and receive written agreements, undertakings and instruments of every kind and nature; to give oral instructions and make oral agreements; and generally to do any and all other acts and things incidental to any of the foregoing or with reference to any dealings or transactions which any attorney for the Partnership may deem necessary, proper or advisable;

                          (g)     To acquire and enter into any contract of
insurance which the General Partner deems necessary or appropriate for the protection of the Partnership or any Subsidiary Entity, for the conservation of the Partnership's assets (or the assets of any Subsidiary Entity) or for any purpose convenient or beneficial to the Partnership or any Subsidiary Entity;

                          (h)     To conduct any and all banking transactions
on behalf of the Partnership; to adjust and settle checking, savings, and other accounts with such institutions as the General Partner shall deem appropriate; to draw, sign, execute, accept, endorse, guarantee, deliver, receive and pay any checks, drafts, bills of exchange, acceptances, notes, obligations, undertakings and other instruments for or relating to the payment of money in, into or from any account in the Partnership's name; to execute, procure, consent to and authorize extensions and renewals of the same; to make deposits and withdraw the same and to negotiate or discount commercial paper, acceptances, negotiable instruments, bills of exchange and dollar drafts;

                          (i)     To demand, sue for, receive, and otherwise
take steps to collect or recover all debts, rents, proceeds, interests, dividends, goods, chattels, income from property, damages and all other property to which the Partnership may be entitled or which are or may become due the Partnership from any Person; to commence, prosecute or enforce, or to defend, answer or oppose, contest and abandon all legal proceedings in which the Partnership is or may hereafter be interested; and to settle, compromise or submit to arbitration any accounts, debts, claims, disputes and matters which may arise between the Partnership and any other Person and to grant an extension of time for the payment or satisfaction thereof on any terms, with or without security;

                          (j)     To make arrangements for financing, including
the taking of all action deemed necessary or appropriate by the General Partner to cause any approved loans to be closed;

                          (k)     To take all reasonable measures necessary to
insure compliance by the Partnership with contractual obligations and other arrangements entered into by the Partnership from time to time in accordance with the provisions of this Agreement, including periodic reports as required to lenders and using all due diligence to insure that the Partnership is in compliance with its contractual obligations;

                          (l)     To maintain the Partnership's books and
records;

                          (m)     To create or maintain Affiliates engaged in
activities that the Partnership could itself undertake; and

                          (n)     To prepare and deliver, or cause to be
prepared and delivered by the Accountants, all financial and other reports with respect to the operations of the Partnership, and to prepare and file all federal, state and local tax returns and reports.

Except as otherwise provided herein, to the extent the duties of the General Partner require expenditures of funds to be paid to Third Parties, the General Partner shall not have any obligations hereunder except to the extent that Partnership funds are reasonably available to it for the performance of such duties, and nothing herein contained shall be deemed to authorize or require the General Partner, in its capacity as such, to expend its individual funds for payment to Third Parties or to undertake any individual liability or obligation on behalf of the Partnership.

                 7.3      Major Decisions.

                          (a)     The General Partner shall not, without the
prior consent of the Limited Partner, (i) on behalf of the Partnership, amend, modify or terminate this Agreement other than to reflect (A) the making of additional Capital Contributions or and the issuance of additional Partnership Units or Preferred Units by reason thereof, all in accordance with the terms of this Agreement, (B) the withdrawal or assignment of the interest of any Partner in accordance with the terms of this Agreement, or (C) any changes necessary to satisfy the REIT Requirements, or (ii) permit the Partnership, on behalf of any Subsidiary Partnership, to amend, modify or terminate the organizing agreement pursuant to which such Subsidiary Partnership operates other than to reflect
(A) the admission of additional limited partners therein pursuant to the terms thereof, (B) the making of additional capital contributions thereto pursuant to the terms thereof, (C) the withdrawal or assignment of the interest of any partner thereof pursuant to the terms thereof, or (D) any changes necessary to satisfy the REIT Requirements. Notwithstanding the foregoing, this Agreement shall not be modified or amended in such manner as to reduce the interest of any Partner in the Partnership, to reduce any Partner's share of distributions made by the Partnership, to create any obligations for any Partner or to deprive any Partner of (or otherwise impair) any other rights it may have under this Agreement (including in respect of tax allocations) unless such reduction, deprivation or impairment shall apply to all Partners of the Partnership on a uniform or pro rata basis, as applicable, or unless the affected Partner shall execute or consent in writing to the modification or amendment in question.

                          (b)     The General Partner shall not, without the
prior consent of the Limited Partner, on behalf of the Partnership, undertake any of the following actions (together with any act described in paragraph (a) hereof, the "Major Decisions"):

                                  (i)      make a general assignment for the
         benefit of creditors (or cause or permit (if permission of the Partnership or any Subsidiary Partnership is required) such an assignment to be made on behalf of a Subsidiary Partnership) or appoint or acquiesce in the appointment of a custodian, receiver or trustee for all or any part of the assets of the Partnership (or any Subsidiary Partnership);

                                  (ii)     take title to any personal or real
         property, other than in the name of the Partnership or pursuant to
         Section 7.6 hereof;

                                  (iii)    institute any proceeding for
         Bankruptcy on behalf of the Partnership, or cause or permit (if permission of the Partnership or any Subsidiary Partnership is required) the institution of any such proceeding on behalf of any Subsidiary Partnership;

                                  (iv)     act or cause the taking or
         refraining of any action with respect to the dissolution and winding up of the Partnership (or any Subsidiary Partnership) or an election to continue the Partnership (or any Subsidiary Partnership) or to continue the business of the Partnership (or any Subsidiary Partnership);

                                  (v)      exchange, Transfer or
         otherwise dispose of all or substantially all of the Partnership's assets or cause or permit (if permission of the Partnership or any Subsidiary Partnership is required) any exchange, Transfer or other disposition of all or substantially all of the assets of Simon Property Group (Texas), L.P. or Simon Property Group (Illinois), L.P. (including, in each case, by way of merger, consolidation or other combination in one or a series of transactions);

                                  (vi)     Transfer or encumber any Property;

                                  (vii)    borrow or lend any funds;

                                  (viii)   cause the issuance of any Preferred
Units; or

                                  (ix)     make, withdraw or modify any federal
income tax elections.

                 7.4      General Partner and Limited Partner Participation.
         The General Partner and the Limited Partner agree that (a) all activities and business operations of the General Partner and the Limited Partner, including but not limited to, activities pertaining to the acquisition, development, redevelopment and ownership of properties, shall be conducted directly or indirectly through the Partnership, the Limited Partner or any Subsidiary Partnership of either partnership; provided, however, that each of the General Partner and the Managing General Partner of the Limited Partner shall have the right to form wholly-owned subsidiaries (which shall be qualified REIT subsidiaries within the meaning of the Code) to act as general partners of Subsidiary Partnerships, (b) any property acquisitions shall henceforth be made through Simon-DeBartolo Group, L.P. or any Subsidiary Partnership of Simon-DeBartolo Group, L.P. and not through the Partnership or any subsidiary of the Partnership and
         (c) except as permitted under Section 4.1, any funds raised by the General Partner, whether by issuance of stock, borrowing or otherwise, will be made available to Simon-DeBartolo Group, L.P. as capital contributions, loans or otherwise. Without the consent of the Limited Partner the General Partner shall not, directly or indirectly, participate in or otherwise acquire any interest in any real or personal property other than in accordance with this Section 7.4. In addition, the General Partner and the Limited Partner agree to conduct their respective affairs, to the extent they are so able to do, in a manner which will preserve the equivalence in value between a Share and a Partnership Unit.

                 7.5      Proscriptions.  The General Partner shall have not
                   have the authority to:

                          (a)     Do any act in contravention of this
Agreement;

                          (b)     Possess any Partnership property or assign
rights in specific Partnership property for other than Partnership purposes; or

                          (c)     Do any act in contravention of applicable
law.

Nothing herein contained shall impose any obligation on any Person or firm doing business with the Partnership to inquire as to whether or not the General Partner has properly exercised its authority in executing any contract, lease, mortgage, deed or any other instrument or document on behalf of the Partnership, and any such third Person shall be fully protected in relying upon such authority.

                 7.6 Title Holder. To the extent allowable under applicable law, title to all or any part of the Properties of the Partnership may be held in the name of the Partnership or any other individual, corporation, partnership, trust or otherwise, the beneficial interest in which shall at all times be vested in the Partnership. Any such title holder shall perform any and all of its respective functions to the extent and upon such terms and conditions as may be determined from time to time by the General Partner.

                 7.7 Waiver and Indemnification. Neither the General Partner nor any of its Affiliates, directors, trust managers, officers, shareholders, nor any Person acting on its or their behalf pursuant hereto, shall be liable, responsible or accountable in damages or otherwise to the Partnership or to any Partner for any acts or omissions performed or omitted to be performed by them within the scope of the authority conferred upon the General Partner by this Agreement and the Act, provided that the General Partner's or such other Person's conduct or omission to act was taken in good faith and in the belief that such conduct or omission was in the best interests of the Partnership and, provided further, that the General Partner or such other Person shall not be guilty of fraud, willful misconduct or gross negligence. The General Partner acknowledges that it owes fiduciary duties both to its shareholders and to the Limited Partner and it shall use its reasonable efforts to discharge such duties to each; provided, however, that in the event of a conflict between the interests of the shareholders of the General Partner and the interests of the Limited Partner, the Limited Partner agrees that the General Partner shall discharge its fiduciary duties to the Limited Partner by acting in the best interests of the General Partner's shareholders. Nothing contained in the preceding sentence shall be construed as entitling the General Partner to realize any profit or gain from any transaction between the General Partner and the Partnership (except as may be required by law upon a distribution to the General Partner), including from the lending of money by the General Partner to the Partnership or the contribution of property by the General Partner to the Partnership, it being understood that in any such transaction the General Partner shall be entitled to cost recovery only. The Partnership shall, and hereby does, indemnify and hold harmless the General Partner and its Affiliates, their respective directors, officers, shareholders and any other individual acting on its or their behalf to the extent such Persons would be indemnified by the General Partner pursuant to Article Eighth of the Charter of the

General Partner if such persons were directors, officers, agents or employees of the General Partner; provided, however, that no Partner shall have any personal liability with respect to the foregoing indemnification, any such indemnification to be satisfied solely out of the assets of the Partnership. The Partnership shall, and hereby does, indemnify the Limited Partner, its Affiliates, and its and their respective directors, officers, shareholders and any other individual acting on its or their behalf, from and against any costs (including costs of defense) incurred by it or them as a result of any litigation in which the Limited Partner is named as a defendant and relating to the operations of the Partnership, unless such costs are the result of misconduct on the part of, or a breach of this Agreement by, the Limited Partner; provided, however, that no Partner shall have any personal liability with respect to the foregoing indemnification, any such indemnification to be satisfied solely out of the assets of the Partnership.

                 7.8 Limitation of Liability of Directors, Shareholders and Officers of the General Partner. Any obligation or liability whatsoever of the General Partner which may arise at any time under this Agreement or any other instrument, transaction or undertaking contemplated hereby shall be satisfied, if at all, out of the assets of the General Partner or the Partnership only. No such obligation or liability shall be personally binding upon, nor shall resort for the enforcement thereof be had to, any of the General Partner's directors, shareholders, officers, employees or agents, regardless of whether such obligation or liability is in the nature of contract, tort or otherwise.

                                  ARTICLE VIII



                    Dissolution, Liquidation and Winding-Up



                 8.1 Accounting. In the event of the dissolution, liquidation and winding-up of the Partnership, a proper accounting (which shall be certified) shall be made of the Capital Account of each Partner and of the Profits or Losses of the Partnership from the date of the last previous accounting to the date of dissolution. Financial statements presenting such accounting shall include a report of the Accountants.

                 8.2 Distribution on Dissolution. In the event of the dissolution and liquidation of the Partnership for any reason, the assets of the Partnership shall be liquidated for distribution in the following rank and order:

                          (a)     Payment of creditors of the Partnership
(other than Partners) in the order of priority as provided by law;

                          (b)     Establishment of reserves as determined by
the General Partner to provide for contingent liabilities, if any;

                          (c)     Payment of debts of the Partnership to
Partners, if any, in the order of priority provided by law;

                          (d)     To the Partners in accordance with the
positive balances in their Capital Accounts after giving effect to all contributions, distributions and allocations for all periods, including the period in which such distribution occurs (other than those distributions made pursuant to this Section 8.2(d), Section 8.3 or
Section 8.4 hereof).

                 If upon dissolution and termination of the Partnership the Capital Account of any Partner is less than zero, then such Partner shall have no obligation to restore the negative balance in its Capital Account. Whenever the Liquidating Agent reasonably determines that any reserves established pursuant to paragraph (b) above are in excess of the reasonable requirements of the Partnership, the amount determined to be excess shall be distributed to the Partners in accordance with the above provisions.

                 8.3 Sale of Partnership Assets. In the event of the liquidation of the Partnership in accordance with the terms of this Agreement, the Liquidating Agent may sell Partnership property; provided, however, that all leases, encumbrances or Transfers of the Partnership assets shall be made by the Liquidating Agent solely on an "arm's-length" basis, at the best price and on the best terms and conditions as the Liquidating Agent in good faith believes are reasonably available at the time and under the circumstances and on a non- recourse basis to the Limited Partner. The liquidation of the Partnership shall not be deemed finally terminated until the Partnership shall have received cash payments in full with respect to obligations such as notes, purchase money mortgages, installment sale contracts or other similar receivables received by the Partnership in connection with the sale of Partnership assets and all obligations of the Partnership have been satisfied or assumed by the General Partner. The

Liquidating Agent shall continue to act to enforce all of the rights of the Partnership pursuant to any such obligations until paid in full or otherwise discharged or settled.

                 8.4 Distributions in Kind. In the event that it becomes necessary to make a distribution of Partnership property in kind, the General Partner may, with the consent of the Limited Partner, transfer and convey such property to the distributees as tenants in common, subject to any liabilities attached thereto, so as to vest in them undivided interests in the whole of such property in proportion to their respective rights to share in the proceeds of the sale of such property (other than as a creditor) in accordance with the provisions of Section 8.2 hereof. Immediately prior to the distribution of Partnership property in kind to a Partner, the Capital Account of each Partner shall be increased or decreased, as the case may be, to reflect the manner in which the unrealized income, gain, loss and deduction inherent in such property (to the extent not previously reflected in the Capital Accounts) would be allocated between the Partners if there were a taxable disposition of such property for its fair market value as of the date of the distribution.

                 8.5 Documentation of Liquidation. Upon the completion of the dissolution and liquidation of the Partnership, the Partnership shall terminate and the Liquidating Agent shall have the authority to execute and record any and all documents or instruments required to effect the dissolution, liquidation and termination of the Partnership.

                 8.6 Liability of the Liquidating Agent. The Liquidating Agent shall be indemnified and held harmless by the Partnership from and against any and all claims, demands, liabilities, costs, damages and causes of action of any nature whatsoever arising out of or incidental to the Liquidating Agent's taking of any action authorized under or within the scope of this Agreement; provided, however, that no Partner shall have any personal liability with respect to the foregoing indemnification, any such indemnification to be satisfied solely out of the assets of the Partnership; and provided further, however, that the Liquidating Agent shall not be entitled to indemnification, and shall not be held harmless, where the claim, demand, liability, cost, damage or cause of action at issue arose out of:

                          (a)     A matter entirely unrelated to the
Liquidating Agent's action or conduct pursuant to the provisions of this Agreement; or

                          (b)     The proven misconduct or negligence of the
Liquidating Agent.



                                   ARTICLE IX



             Transfer of Partnership Interests and Related Matters



                 9.1 General Partner Transfers and Deemed Transfers. The General Partner shall not (i) withdraw from the Partnership, (ii) merge, consolidate or engage in any combination with another Person, (iii) sell all or substantially all of its assets or (iv) Transfer or Pledge all or any portion of its Partnership Units or Preferred Units except to the Limited Partner, in each case without the consent of the Limited Partner. In the event of the withdrawal by a General Partner from the Partnership, in violation of this Agreement or otherwise, or the dissolution, termination or Bankruptcy of a General Partner, within 90 days after the occurrence of any such event, the remaining General Partners, if any, or a majority in interest of the remaining Partners may elect in writing to continue the Partnership business and may, or if there is then no General Partner other than the one which has withdrawn or as to which dissolution, termination or Bankruptcy has occurred shall, select a substitute general partner effective as of the date of the occurrence of any such event.

                 9.2 Limited Partner Transfers. Without the consent of the General Partner, the Limited Partner shall not (i) withdraw from the Partnership, (ii) merge, consolidate or engage in any combination with another Person other than the General Partner, (iii) sell all or substantially all of its assets or (iv) Pledge all or any portion of its Partnership Units or Preferred Units. In addition, the Limited Partner shall not Transfer any of its Partnership Units and if it does so, the Partnership shall immediately terminate.

                 9.3      Issuance of Additional Partnership Units and
                   Preferred Units.

                          (a)     The General Partner may, with the consent of
the Limited Partner and upon its determination that the issuance of Preferred Units is in the best interests of the Partnership, issue Preferred Units in accordance with Sections 4.1(c) and 4.1(d) hereof.

                          (b)     The General Partner shall be authorized on
behalf of each of the Partners to amend this Agreement to reflect the admission of any Partner or any increase in the Partnership Units or Preferred Units of any Partner in accordance with the provisions of this Agreement, and the General Partner shall promptly deliver a copy of such amendment to the Limited Partner.

                 9.4      Restrictions on Transfer.

                          (a)     In addition to any other restrictions on
Transfer herein contained, in no event may any Transfer or assignment of a Partnership Unit or Preferred Unit by any Partner be made nor may any new Partnership Unit or Preferred Unit be issued by the Partnership (i) to any Person who lacks the legal right, power or capacity to own a Partnership Unit or Preferred Unit; (ii) in violation of applicable law; (iii) if such Transfer would immediately or with the passage of time cause the General Partner or the Limited Partner to fail to comply with the REIT Requirements, such determination to be made assuming that the General Partner and the Limited Partner each does comply with the REIT Requirements immediately prior to the proposed Transfer; (iv) if such Transfer would cause the Partnership to become, with respect to any employee benefit plan subject to Title I of ERISA, a "party-in-interest" (as defined in Section 3(14) of ERISA) or a "disqualified person" (as defined in Section 4975(e) of the Code), (v) if such Transfer would, in the opinion of counsel to the Partnership, cause any portion of the underlying assets of the Partnership to constitute assets of any employee benefit plan pursuant to Department of Labor Regulations Section 2510.3-101, or
(vi) if such Transfer would result in a deemed distribution to any Partner attributable to a failure to meet the requirements of Regulations Section 1.752-2(d)(1), unless such Partner consents thereto.

                          (b)     No Partnership Unit or  Preferred Unit may be
transferred by the General Partner to any Person other than the Limited
Partner.

                                   ARTICLE X

                 Rights and Obligations of the Limited Partner

                 10.1 No Participation in Management. Except as expressly permitted hereunder, the Limited Partner shall not take part in the management of the Partnership's business, transact any business in the Partnership's name or have the power to sign documents for or otherwise bind the Partnership; provided, that the foregoing shall not be deemed to limit the ability of the Limited Partner (or any officer or director thereof) who is an officer, director or employee of the Partnership, the General Partner, or any Affiliate thereof, to act in such capacity.

                 10.2 Bankruptcy of the Limited Partner. The Bankruptcy of the Limited Partner shall not cause a dissolution of the Partnership, but the rights of such Partner to share in the Profits or Losses of the Partnership and to receive distributions of Partnership funds shall, on the happening of such event, devolve to its successors or assigns, subject to the terms and conditions of this Agreement, and the Partnership shall continue as a limited partnership. However, in no event shall such assignee(s) become a Substituted Limited Partner without the consent of the General Partner.

                 10.3 No Withdrawal. The Limited Partner may not withdraw from the Partnership without the prior written consent of the General Partner, other than as expressly provided in this Agreement.

                 10.4     Guaranty and Indemnification Agreements.

                          (a)     In the event that the Partnership incurs any
additional financings, the limited partners of the Limited Partner shall have the right, but not the obligation, on not less than 30 days prior notice to all such limited partners, to guarantee repayment of all or a part thereof or to indemnify the General Partner or the Partnership to the extent that the assets of the Partnership available to satisfy the obligation are not sufficient (and to the extent such right is exercised by a limited partner of the Limited Partner, such liability will become a Limited Partner Liability of such limited partner); provided, however, that no limited partner of the Limited Partner may guarantee (or indemnify the General Partner or the Partnership against) any liability to the extent the proceeds thereof are utilized to repay a Limited Partner Liability of another limited partner of the Limited Partner unless such other limited partner of the Limited Partner consents in writing to such guaranty or indemnity; and provided further, however, that in the event of a conflict among limited partners of the Limited Partner over which limited partners of the Limited Partner will guarantee or indemnify against any portion of such additional financing, each such limited partner shall guarantee or indemnify against a pro-rata portion of such liability determined in accordance with its interest in the Limited Partner.

                          (b)     Notwithstanding anything else to the contrary
in this Agreement, the General Partner shall give each limited partner of the Limited Partner thirty (30) days prior notice of any sale, refinancing, debt modification, release or pledge of additional collateral or unscheduled repayment of debt that will result in more than a de minimis reduction of such limited partner's Limited Partner Liabilities (it being understood that the General Partner shall use best efforts to so notify the affected limited partners of the Limited Partner at least forty-five (45) days prior to such event). Upon receipt of each such notice, each such limited partner of the Limited Partner shall be entitled to take such action as it may deem appropriate to protect against any loss of tax basis that will result from such event, so long as (i) such action does not result in a loss by any other limited partner of the Limited Partner of its ability to include its Limited Partner Liabilities in its basis for federal income tax purposes, or otherwise have a material adverse effect on any other limited partner of the Limited Partner, and (ii) such action does not, in the reasonable opinion of the General Partner, materially interfere with the Partnership's operations, and does not have any other material adverse effect on the Partnership or the Partners (it being understood that, for purposes of this sentence, the loss of basis attributable to "excess nonrecourse liabilities" of the Partnership that does not cause gain to a limited partner of the Limited Partner under Section 731 of the Code shall not be considered a material adverse effect). The Partners agree to cooperate in good faith to take, or cause the Partnership to take, any action described in the preceding sentence.

                          (c)     Notwithstanding the provisions of paragraphs
(a) and (b) hereof, no limited partner of the Limited Partner shall have any right to negotiate directly with any lender of the Partnership, any such negotiation to be undertaken by the General Partner on behalf of, and at the request of, such limited partner of the Limited Partner.



                                   ARTICLE XI

                               General Provisions

                 11.1 Notices. All notices, offers or other communications required or permitted to be given pursuant to this Agreement shall be in writing and may be personally delivered or sent by United States mail or by reputable overnight delivery service and shall be deemed to have been given when delivered in person, upon receipt when delivered by overnight delivery service or three business days after deposit in United States mail, registered or certified, postage prepaid, and properly addressed, by or to the appropriate party. For purposes of this Section 11.1, the addresses of the parties hereto shall be as set forth on Exhibit B hereof. The address of any party hereto may be changed by a notice in writing given in accordance with the provisions hereof.

                 11.2 Successors. This Agreement and all the terms and provisions hereof shall be binding upon and shall inure to the benefit of the Partners, and their legal representatives, heirs, successors and permitted assigns, except as expressly herein otherwise provided.

                 11.3 Effect and Interpretation. This agreement shall be governed by and construed in conformity with the laws of the State of Delaware.

                 11.4 Counterparts. This Agreement may be executed in counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

                 11.5 Partners Not Agents. Nothing contained herein shall be construed to constitute any Partner the agent of another Partner, except as specifically provided herein, or in any manner to limit the Partners in the carrying on of their own respective businesses or activities.

                 11.6 Entire Understanding; Etc. This Agreement and the other agreements referenced herein or therein or to which the signatories hereto or thereto are parties constitute the entire agreement and understanding between the Partners and supersede any prior understandings and/or written or oral agreements among them respecting the subject matter within.

                 11.7 Severability. If any provision of this Agreement, or the application of such provision to any Person or circumstance, shall be held invalid by a court of competent jurisdiction, the remainder of this Agreement, or the application of such provision to Persons or circumstances other than those to which it is held invalid by such court, shall not be affected thereby.

                 11.8 Trust Provision. This Agreement, to the extent executed by the trustee of a trust, is executed by such trustee solely as trustee and not in a separate capacity. Nothing herein contained shall create any liability on, or require the performance of any covenant by, any such trustee individually, nor shall anything contained herein subject the individual personal property of any trustee to any liability.

                 11.9 Pronouns and Headings. As used herein, all pronouns shall include the masculine, feminine and neuter, and all defined terms shall include the singular and plural thereof wherever the context and facts require such construction. The headings, titles and subtitles herein are inserted for convenience of reference only and are to be ignored in any construction of the provisions hereof. Any references in this Agreement to "including" shall be deemed to mean "including without limitation."

                 11.10 Assurances. Each of the Partners shall hereafter execute and deliver such further instruments (provided such instruments are in form and substance reasonably satisfactory to the executing Partner) and do such further acts and things as may be reasonably required or useful to carry out the intent and purpose of this Agreement and as are not inconsistent with the terms hereof.

                 IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused this Agreement to be executed as of the date and year first above written, which Agreement shall be effective on the date it is executed and delivered by the parties hereto.

GENERAL PARTNER:



SIMON DeBARTOLO GROUP, INC.,
  a Maryland corporation
115 West Washington Street
Indianapolis, Indiana   46204

By:________________________________________________
Name:
Title:

LIMITED PARTNER:

SIMON-DeBARTOLO GROUP, L.P.
  a Delaware limited partnership




By: SD Property Group, Inc.,
       Managing General Partner

     By: ____________________________
          Name:
          Title: